February 3, 2015



SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549


Attn. Document Control




RE	American
Depositary Shares
evidenced by the
American Depositary
Receipts of
Dainippon Screen
Mfg. Co., Ltd.
Form F6 File No
333180012



Ladies and Gentlemen

Pursuant to Rule 424b3
under the Securities Act of
1933, as amended, on behalf
of The Bank of New York
Mellon, as Depositary for
securities against which
American Depositary
Receipts ADRs are to be
issued, we attach a copy of
the new prospectus
Prospectus reflecting the
change in name from
Dainippon Screen Mfg. Co.,
Ltd. to SCREEN Holdings
Co., Ltd.
As required by Rule 424e,
the upper right hand corner
of the Prospectus cover page
has a reference to Rule
424b3 and to the file number
of the registration statement
to which the Prospectus
relates.

Pursuant to Section III B of
the General Instructions to
the Form F6 Registration
Statement, the Prospectus
consists of the ADR
certificate with the revised
name change for Dainippon
Screen Mfg. Co., Ltd.
The Prospectus has been
revised to reflect the new
name as follows
SCREEN Holdings Co.,
Ltd.
Please contact me with any
questions or comments at
212 8152301.


Paul Brophy
Senior Associate
The Bank of New York
Mellon  ADR Division


Encl.
CC Paul Dudek, Esq. Office
of International Corporate
Finance






101 Barclay Street
22nd Floor
New York, NY 10286


Depositary Receipts